Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Golf Trust of America, Inc.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 16th day of November, 2005.

AEW Capital Management, L.P.

By: AEW Capital Management, Inc., its general partner

By:	/s/ James J. Finnegan
Name:	James J. Finnegan
Title:	Vice President

AEW Capital Management, Inc.

By:	/s/ James J. Finnegan
Name:	James J. Finnegan
Title:	Vice President

AEW TSF, L.L.C.

By:	/s/ James J. Finnegan
Name:	James J. Finnegan
Title:	Vice President

AEW TSF, Inc.

By:	/s/ James J. Finnegan
Name:	James J. Finnegan
Title:	Vice President

AEW Targeted Securities Fund, L.P.

By:	AEW TSF, L.L.C., its general partner

By:	AEW TSF, Inc., its managing member

By:	/s/ James J. Finnegan
Name:	James J. Finnegan
Title:	Vice President